Exhibit 99.1

FOR IMMEDIATE RELEASE

Abbott Completes Separation of Research-Based Pharmaceuticals Business

•      Major Milestone Marks 125th Anniversary of Company’s Founding

•      Continues Diverse Healthcare Leadership in Diagnostics, Medical Devices, Nutrition and Branded Generic Pharmaceuticals

•      Set to Deliver Industry-Leading Growth, Expanding Margins and Strong Cash Flow

•      Businesses Aligned With Long-Term Healthcare and Patient Trends, Particularly in Fastest-Growing Economies

Media: Scott Stoffel 847-936-9502 Scott Davies 847-938-8898 Financial: Brian Yoor 847-937-6343 Tina Ventura 847-935-9390

ABBOTT PARK, Ill., Jan. 2, 2013 – Abbott (NYSE: ABT) today announced it has completed the separation of its research-based pharmaceuticals business, which became AbbVie, a new independent biopharmaceutical company. AbbVie will begin trading independently on the New York Stock Exchange today under the symbol “ABBV.”

On Nov. 28, 2012, Abbott’s board of directors declared a special dividend distribution of all outstanding shares of AbbVie common stock. For every 1 share of Abbott common shares held as of close of business on Dec. 12, 2012, Abbott shareholders received 1 share of AbbVie common stock on Jan. 1, 2013.

Abbott announced in October 2011 that it was separating into two independent companies, as its businesses evolved into two different investment identities. AbbVie is a research-based specialty biopharmaceuticals company with a broad portfolio of medicines, including leadership in immunology and virology, and a pipeline of breakthrough therapies. Abbott is one of the largest science-based, diversified healthcare companies, with market-leading offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals.

“We wish our colleagues at AbbVie continued success as they become part of a new, independent company that is already making a significant difference, focusing on highly specialized, market-leading therapies for some of the world’s most difficult-to-treat diseases,” said Miles D. White, chairman and chief executive officer, Abbott.

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“Abbott has taken the most transformative action in its 125-year history,” said Mr. White. “We have had enduring success precisely because of what we’re doing now – reinventing ourselves for changing times and creating new ways to serve the millions of patients, customers, communities and shareholders who depend on us.”

Strength Through Diversity

Abbott begins its 125th year with approximately $22 billion in revenues generated throughout 150 countries and remains one of the largest and most far-reaching global healthcare companies, with diversity across technologies, businesses and geographies.

The company is comprised of four businesses of roughly equal size – diagnostics, medical devices, nutritionals and branded generic pharmaceuticals. Abbott’s businesses are all leaders in their respective fields and hold the top market positions across numerous categories. These businesses develop leading, science-based products that are meeting the needs of patients and consumers in the evolving global healthcare environment.

Abbott is well positioned to deliver reliable performance with industry-leading growth, expanding margins and strong cash flow. The company’s businesses are aligned with long-term health trends, including the world’s aging population, increasing prevalence of chronic disease, and improving access to care in fast-growing economies. Continued investment in new technologies is advancing Abbott’s offerings in vascular health, diabetes care, diagnostic screening and detection, vision correction and nutrition science.

Revenue among Abbott’s businesses is well balanced geographically, with 30 percent generated in the United States, 30 percent from Western Europe, Canada, Japan and Australia, and 40 percent from the fastest-growing economies, including India, China, Russia and Brazil. The company’s presence in these high-growth markets is among the most expansive of any diversified healthcare company and is expected to reach nearly 50 percent of sales by 2015.

About Abbott

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 70,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

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– Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995, including Abbott’s expected financial results after the separation. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2011 and in Item 1A, “Risk Factors,” to our quarterly report on Securities and Exchange Commission Form 10-Q for the quarter ended September 30, 2012 and June 30, 2012, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.